SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 29, 2003

LESCO, INC.

(Exact name of registrant as specified in its charter)

Ohio	0-13147	34-0904517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15885 Sprague Road Strongsville, Ohio (Address of principal executive offices)	44136 (Zip Code)

Registrant’s telephone number, including area code: (440) 783-9250

ITEM 12.     Results of Operations and Financial Condition.

     On July 29, 2003, LESCO, Inc. (the "Company") issued a press release announcing its second quarter 2003 financial results. A copy of the press release is attached hereto as Exhibit 99.1.

     The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the Company, whether made before or after the date hereof. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a) (2) of the Securities Act of 1933, as amended.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LESCO, INC

By: /s/ Jeffrey L. Rutherford Jeffrey L. Rutherford Senior Vice President, Chief Financial Officer, Treasurer and Secretary

DATED: July 29, 2003

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 29, 2003